Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2015 SECOND QUARTER

•	Revenues[1] up 1%, excluding FX (reported revenues down 7%)

•	OIBDAN[1] up 2%, excluding FX (reported OIBDAN[1] down 4%)

San Antonio, July 30, 2015 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2015.

“We continue to provide advertisers and agencies with opportunities to use out-of-home advertising to test creative boundaries and create an even deeper sense of engagement with consumers, both in our Americas and International outdoor business,” said Bob Pittman, Chairman and CEO of Clear Channel Outdoor Holdings, Inc. “Outdoor provides tremendous flexibility for advertisers to coordinate their out-of-home spend with real-time events and product launches throughout the year and our team is leveraging our vast portfolio of outdoor assets and products to meet our clients’ needs. We continue to focus on financial performance and are pleased with our revenue growth across the board this quarter.”

“We continue to focus on execution and are pleased to deliver another quarter of growth in both top and bottom line,” said Scott Wells, CEO of Clear Channel Outdoor Americas. “Our local and digital advertising business in the Americas remains strong and revitalizing our national business remains a priority. We continue to build on the power of outdoor, as well as leverage our powerful portfolio of outdoor assets to engage with agencies, brands and advertisers across our markets.”

“We delivered another quarter of top line growth, with continued momentum in Europe and Australia,” said William Eccleshare, Chairman and CEO of Clear Channel International. “At the recent Cannes Lions Advertising Festival, we had an outstanding display of our digital and mobile capabilities, showcasing work by leading global brands and agencies. Our world class inventory and growing digital platform enables us to create powerful solutions for advertisers and reach consumers in innovative and creative ways.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter 2015 include:

•	Consolidated revenues increased 1% to $792 million, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenues decreased 7% to $723 million.

•	Americas outdoor revenues increased $2 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $3 million, or 1%.

•	International outdoor revenues increased $9 million, or 2%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $55 million, or 13%.

•	OIBDAN[1] increased 2%, excluding the unfavorable impact from movements in foreign exchange rates.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 12 new digital billboards in North America for an end of quarter total of 1,205 across 38 markets and 261 new digital displays in international markets for an end of quarter total of over 5,000 displays.

•	Showcased the combination of out-of-home and mobile advertising at Cannes Lions International Festival of Creativity, working with award winning creative agencies, media agencies, charities, digital production houses, brands and digital out-of-home specialists, to create and curate a program of interactive content to demonstrate the impact of digital out-of-home advertising.

•	Launched Clear Channel Airports’ ClearVision TV Network across all concourses at the Denver International Airport. The custom network – DEN-TV – showcases content from local partners to give the airport’s more than 53 million annual travelers an in-depth look at everything happening in Denver.

•	Streamed live the June 10th ceremony with Prince Harry to kick off the 100-day countdown to the 2015 Rugby World Cup though Twitter’s Periscope. The ceremony was shown on the iconic One Piccadilly screen of Storm, Clear Channel UK’s super premium brand.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$341,286	$344,346	(1%)	$637,149	$634,956	0%
International	381,533	436,859	(13%)	700,713	781,500	(10%)

Consolidated revenue	$722,819	$781,205	(7%)	$1,337,862	$1,416,456	(6%)

Operating expenses[1,2]
Americas	$207,058	$212,323	(2%)	$408,929	$412,056	(1%)
International	297,806	341,092	(13%)	586,036	655,822	(11%)

Consolidated operating expenses	$504,864	$553,415	(9%)	$994,965	$1,067,878	(7%)

OIBDAN[1]
Americas	$134,228	$132,023	2%	$228,220	$222,900	2%
International	83,727	95,767	(13%)	114,677	125,678	(9%)
Corporate[1]	(28,350)	(31,093)	(9%)	(55,178)	(59,780)	(8%)

Consolidated OIBDAN	$189,605	$196,697	(4%)	$287,719	$288,798	(0%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$346,489	$344,346	1%	$646,040	$634,956	2%
International	445,513	436,859	2%	814,755	781,500	4%

Consolidated revenue	$792,002	$781,205	1%	$1,460,795	$1,416,456	3%

Operating expenses[1,2]
Americas	$211,472	$212,323	(0%)	$416,483	$412,056	1%
International	350,887	341,092	3%	684,486	655,822	4%

Consolidated operating expenses	$562,359	$553,415	2%	$1,100,969	$1,067,878	3%

OIBDAN[1]
Americas	$135,017	$132,023	2%	$229,557	$222,900	3%
International	94,626	95,767	(1%)	130,269	125,678	4%
Corporate[1]	(29,462)	(31,093)		(57,624)	(59,780)

Consolidated OIBDAN	$200,181	$196,697	2%	$302,202	$288,798	5%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.
[3]	As discussed in note 1 of the 10-Q, the operations of Latin America are no longer reflected within the Company’s International outdoor segment and are currently included in the results of its Americas outdoor segment.

Second Quarter 2015 Results

Consolidated revenues increased 1% to $792 million in 2015 compared to 2014 after adjusting for a $69 million unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 7%.

After adjusting for movements in foreign exchange rates, the Company’s OIBDAN1 was up 2% in the second quarter 2015 compared to the same period of 2014. Included in the 2015 second quarter OIBDAN1 were $2 million of operating expenses and $2 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, $5 million lower than such expenses in the prior year. On a reported basis, OIBDAN1 was down 4% to $190 million for the second quarter compared to the same period in 2014.

The Company’s consolidated net income totaled $9 million in the second quarter of 2015 compared to consolidated net income of $60 million in the same period of 2014. The decrease was primarily due to income tax expense recorded in the second quarter 2015, compared to income tax benefit recorded in the same period in 2014.

Americas

Americas outdoor revenues increased $2 million, or 1%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $5 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by digital billboards revenue, as well as higher revenues from our Spectacolor business, partially offset by lower advertising revenues from our static bulletins and posters. On a reported basis, revenues decreased $3 million, or 1%.

Operating expenses decreased $1 million during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $4 million impact from movements in foreign exchange rates. On a reported basis, operating expenses decreased $5 million, or 2%.

OIBDAN increased $3 million, or 2% during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $1 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $2 million, or 2%.

International

International outdoor revenues increased $9 million, or 2%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $64 million unfavorable impact from movements in foreign exchange rates. The increase in revenue was driven primarily by growth in Europe and Australia. On a reported basis, revenues decreased $55 million, or 13%.

Operating expenses increased $10 million, or 3%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $53 million impact from movements in foreign exchange rates. Operating expenses increased primarily due to higher variable costs and compensation expense. On a reported basis, operating expenses decreased $43 million, or 13%.

OIBDAN decreased $1 million, or 1%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for an $11 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was down $12 million, or 13%, compared to the prior year period.

Liquidity and Financial Position

For the six months ended June 30, 2015, cash flow provided by operating activities was $54 million, cash flow used for investing activities totaled $90 million, cash flow used by financing activities was $17 million, and there was $4 million impact from movements in foreign exchange rates on cash. The net decrease in cash was $56 million.

Capital expenditures for the six months ended June 30, 2015 were approximately $90 million compared to $93 million for the same period in 2014.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.6:1 at June 30, 2015, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at June 30, 2015. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $751 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended June 30, 2015:

(In millions)	Four Quarters Ended
Note numbers may not sum due to rounding	June 30, 2015
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$751
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(26)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(12)
Non-cash charges	(14)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(407)

Operating income	284
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	400
Less: Interest expense, net	(354)
Plus: Interest income on Due from iHeartCommunications	61
Less: Current income tax benefit	(2)
Plus: Other income, net	37
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	(19)
Change in assets and liabilities, net of assets acquired and liabilities assumed	(84)

Net cash provided by operating activities	$322

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on July 30, 2015 at 8:30 a.m. Eastern Time. The conference call number is (866) 254-5937 (U.S. callers) and (651) 291-7662 (International callers) and the passcode for both is 364667. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of 30 days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 364667. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$722,819	$781,205	$1,337,862	1,416,456
Operating expenses:
Direct operating expenses	372,342	413,144	735,313	794,657
Selling, general and administrative expenses	132,522	140,271	259,652	273,221
Corporate expenses	30,154	33,333	58,907	64,030
Depreciation and amortization	93,405	98,726	187,499	197,467
Other operating income (expense), net	659	247	(4,785)	2,901

Operating income	95,055	95,978	91,706	89,982
Interest expense	88,556	88,212	177,972	177,473
Interest income on Due from iHeartCommunications	15,049	15,227	30,302	29,900
Equity in earnings (loss) of nonconsolidated affiliates	(351)	327	171	(409)
Other income (expense), net	15,276	11,983	35,214	13,880

Income (loss) before income taxes	36,473	35,303	(20,579)	(44,120)
Income tax benefit (expense)	(27,187)	24,820	(3,088)	7,875

Consolidated net income (loss)	9,286	60,123	(23,667)	(36,245)
Less: Amount attributable to noncontrolling interest	7,876	9,086	8,441	9,588

Net income (loss) attributable to the Company	$1,410	$51,037	$(32,108)	$(45,833)

For the three months ended June 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $69 million and decreased direct operating expenses by $43 million, SG&A expenses by $15 million and Corporate expenses by $1 million. For the six months ended June 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $123 million and decreased direct operating expenses by $79 million, SG&A expenses by $27 million and Corporate expenses by $2 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2015 and December 31, 2014:

(In millions)	June 30,	December 31,
	2015	2014
Cash and cash equivalents	$129.9	$186.2
Total current assets	1,055.7	1,079.9
Net property, plant and equipment	1,809.9	1,905.7
Due from iHeartCommunications	936.9	947.8
Total assets	6,188.4	6,362.4

Current liabilities (excluding current portion of long-term debt)	666.6	714.4
Long-term debt (including current portion of long-term debt)	4,930.6	4,933.9
Shareholders’ deficit	(263.3)	(140.9)

TABLE 3 - Total Debt

At June 30, 2015 and December 31, 2014, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	June 30,	December 31,
	2015	2014
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	11.5	15.1
Original issue discount	(5.9)	(6.2)

Total debt	4,930.6	4,933.9
Cash	129.9	186.2

Net Debt	$4,800.7	$4,747.7

The current portion of long-term debt was $2.6 million and $3.5 million as of June 30, 2015 and December 31, 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended June 30, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2015 actual foreign revenues, expenses and OIBDAN at average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net	OIBDAN
Three Months Ended June 30, 2015
Americas	$83,115	$—	$51,113	$—	$134,228
International	42,771	—	40,956	—	83,727
Corporate	(31,490)	1,804	1,336	—	(28,350)
Other operating income, net	659	—	—	(659)	—

Consolidated	$95,055	$1,804	$93,405	$(659)	$189,605

Three Months Ended June 30, 2014
Americas	$82,175	$—	$49,848	$—	$132,023
International	47,878	—	47,889	—	95,767
Corporate	(34,322)	2,240	989	—	(31,093)
Other operating income, net	247	—	—	(247)	—

Consolidated	$95,978	$2,240	$98,726	$(247)	$196,697

Six Months Ended June 30, 2015
Americas	$126,767	$—	$101,453	$—	$228,220
International	31,280	—	83,397	—	114,677
Corporate	(61,556)	3,729	2,649	—	(55,178)
Other operating income, net	(4,785)	—	—	4,785	—

Consolidated	$91,706	$3,729	$187,499	$4,785	$287,719

Six Months Ended June 30, 2014
Americas	$123,341	$—	$99,559	$—	$222,900
International	29,458	—	96,220	—	125,678
Corporate	(65,718)	4,250	1,688	—	(59,780)
Other operating income, net	2,901	—	—	(2,901)	—

Consolidated	$89,982	$4,250	$197,467	$(2,901)	$288,798

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$722,819	781,205	(7%)	$1,337,862	1,416,456	(6%)
Excluding: Foreign exchange decrease	69,183	—		122,933	—

Revenue excluding effects of foreign exchange	$792,002	$781,205	1%	$1,460,795	$1,416,456	3%

Americas revenue	$341,286	$344,346	(1%)	$637,149	$634,956	0%
Excluding: Foreign exchange decrease	5,203	—		8,891	—

Americas revenue excluding effects of foreign exchange	$346,489	$344,346	1%	$646,040	$634,956	2%

International revenue	$381,533	$436,859	(13%)	$700,713	$781,500	(10%)
Excluding: Foreign exchange decrease	63,980	—		114,042	—

International revenue excluding effects of foreign exchange	$445,513	$436,859	2%	$814,755	$781,500	4%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$504,864	$553,415	(9%)	$994,965	$1,067,878	(7%)
Excluding: Foreign exchange decrease	57,495	—		106,003	—

Consolidated expense excluding effects of foreign exchange	$562,359	$553,415	2%	$1,100,968	$1,067,878	3%

Americas expense	$207,058	$212,323	(2%)	$408,929	$412,056	(1%)
Excluding: Foreign exchange decrease	4,414	—		7,554	—

Americas expense excluding effects of foreign exchange	$211,472	$212,323	(0%)	$416,483	$412,056	1%

International expense	$297,806	$341,092	(13%)	$586,036	$655,822	(11%)
Excluding: Foreign exchange decrease	53,081	—		98,450	—

International expense excluding effects of foreign exchange	$350,887	$341,092	3%	$684,486	$655,822	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$189,605	$196,697	(4%)	$287,719	$288,798	(0%)
Excluding: Foreign exchange decrease	10,576	—		14,484	—

OIBDAN excluding effects of foreign exchange	$200,181	$196,697	2%	$302,203	$288,798	5%

Americas OIBDAN	$134,228	$132,023	2%	$228,220	$222,900	2%
Excluding: Foreign exchange decrease	789	—		1,337	—

Americas OIBDAN excluding effects of foreign exchange	$135,017	$132,023	2%	$229,557	$222,900	3%

International OIBDAN	$83,727	$95,767	(13%)	$114,677	$125,678	(9%)
Excluding: Foreign exchange decrease	10,899	—		15,592	—

International OIBDAN excluding effects of foreign exchange	$94,626	$95,767	(1%)	$130,269	$125,678	4%

Corporate OIBDAN	$(28,350)	$(31,093)	(9%)	$(55,178)	$(59,780)	(8%)
Excluding: Foreign exchange decrease	(1,112)	—		(2,446)	—

Corporate OIBDAN excluding effects of foreign exchange	$(29,462)	$(31,093)	(5%)	$(57,624)	$(59,780)	(4%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Corporate Expense	$30,154	$33,333	(10%)	$58,907	$64,030	(8%)
Less: Non-cash compensation expense	(1,804)	(2,240)		(3,729)	(4,250)

	$28,350	$31,093	(9%)	$55,178	$59,780	(8%)

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
OIBDAN	$189,605	$196,697	(4%)	$287,719	$288,798	(0%)
Non-cash compensation expense	1,804	2,240		3,729	4,250
Depreciation and amortization	93,405	98,726		187,499	197,467
Impairment charges	—	—		—	—
Other operating income (expense), net	659	247		(4,785)	2,901

Operating income	95,055	95,978		91,706	89,982
Interest expense	88,556	88,212		177,972	177,473
Interest income on Due from iHeartCommunications	15,049	15,227		30,302	29,900
Loss on marketable securities	—	—		—	—

Equity in earnings (loss) of nonconsolidated affiliates	(351)	327		171	(409)
Other (income) expense, net	15,276	11,983		35,214	13,880

Income (loss) before income taxes	36,473	35,303		(20,579)	(44,120)
Income tax benefit (expense)	(27,187)	24,820		(3,088)	7,875

Consolidated net income (loss)	9,286	60,123		(23,667)	(36,245)
Less: Amount attributable to noncontrolling interest	7,876	9,086		8,441	9,588

Net income (loss) attributable to the Company	$1,410	$51,037		$(32,108)	$(45,833)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 640,000 displays in over 40 countries across Asia, Australia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 45 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes over 1,200 digital billboards across 38 markets in North America and over 5,000 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.